                                 EXHIBIT 10.4

                     SP GROUP INTERNET SERVICES AGREEMENT


1. THIS AGREEMENT made by and between SP Group (hereinafter "SPG") and ARXA International Energy, Inc. (hereinafter "ARXA").

2. SERVICE SPG will design, construct, install, and maintain a financial home page publication on the Internet and provide a total marketing program for that page (hereinafter referred to as the "Service"). ARXA agrees to purchase space on this Service for the purpose of selling its products and promoting its financial products.

3. TERM The initial term of this Agreement is for six months, commencing May 12, 1998. ARXA shall have the option to extend the Agreement for and additional six months by giving written notice thereof at least sixty days prior to the scheduled termination. Any such extension shall be at the monthly fees and access charges then in force.

4. WEB DESIGN AND EARNEST ARXA will transfer to SPG 18,000 shares of ARXA common stock, which has been registered on Form S-8, in lieu of first and last month service fees (9,000 shares) and costs associated with design, construction and installation of an ARXA World Wide Web Site to be linked to the SPG web site (9,000 shares).

5. PAYMENT As full and complete payment for the monthly service fees, for the second through fifth months of the initial term of this Agreement, inclusive, ARXA agrees to transfer 4,500 shares of ARXA's common stock, which has been registered on Form S-8 on the first day of each such month. The payment for June, 1998 (i.e., the issuance of 4,500 shares) shall be made on June 1, 1998; payments (i.e., issuances) for the subsequent months shall be made on the first business day of each such month. In the event that ARXA exercises its option to extend this Agreement, the payments (i.e., issuances) for the extension months shall be made on the first business day of each such month.

6. NO ACCESS CHARGE No charge shall be made by SPG for access to its or ARXA's home page and/or product section page, whether the user is an individual, corporation, institution, or other entity. Access to other areas of ARXA's subsequent pages shall also be without charge. ARXA shall pay for the vehicle (minor charge) within which the home page resides, (the ccnet.com account).

7. NO DEFAULT ARXA recognizes the fact that the Service is provided by SPG renting space on a commercial Internet provider. In the event that the server through which SPG rents its space should fail to maintain availability for any reason whatsoever, SPG shall be liable to refund to ARXA that portion of the monthly rent which shall be calculated by dividing the total number of hours unavailable by the total number of hours in the month. In all other respects this Agreement shall remain in full force and effect.

8. TERMINATION FOR NON-PAYMENT All accounts are due and payable on the first business day of each and every month. In the event that any payment should be in arrears for a period of five days following the due date, SPG may at its sole discretion terminate the Service pending receipt of payment in full. In the event that ARXA shall not cure any arrearage within five business days after written notice by SPG of delinquency, SPG may cancel the Service. Such cancellation by SPG does not in any way represent cancellation of any other terms and conditions of this Agreement. All other terms and conditions shall survive and ARXA shall pay the balance of the monthly rents remaining to be paid under this Agreement as liquidated damages.

9. HOLD HARMLESS SPG shall in no way be responsible for the content of ARXA's home page, product section page, or the content of any other page which is carried by SPG, for which ARXA has supplied the content. ARXA agrees to proof read the content of all pages before SPG places such content on the ARXA World Wide Web Site. ARXA shall indemnify SPG, and hold SPG harmless from, any loss or damages resulting from the content of ARXA's home page, product section page, or any other page which is carried by SPG, for which ARXA has supplied the content.

10. OPTIONS In addition to the consideration in Paragraphs 4 (18,000 shares) and 5 (18,000 shares, or 45,000 shares if extended, ARXA shall issue to SPG warrants to purchase 36,000 shares of ARXA common stock at a strike price of $1.50 per share. Such warrants shall have an initial term of six months and shall automatically be extended an additional six months if ARXA elects to extend the term of this Agreement. Such warrants may be exercised in whole or in part at any time during the term of this Agreement by SPG giving written notice of exercise accompanied by payment in full for the warrants exercised.

11. EFFECT OF PARTIAL INVALIDITY The invalidity of any part or provision of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to remain in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.




Signed as of this 13th day of May, 1998.


SP GROUP, INC.
--------------

/s/ GEORGE BENTLEY
-------------------------
By:  George Bentley



ARXA INTERNATIONAL ENERGY, INC.
-------------------------------

/s/ L. CRAIG FORD
-------------------------
By:  L. Craig Ford